Exhibit 99.1

Press
Release			II-VI Incorporated
375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
Telephone (724) 352-4455

Release Date:	June 15, 2011	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI INCORPORATED INTRODUCES FISCAL YEAR 2012 GUIDANCE;

ANNOUNCES NEW CREDIT FACILITY

PITTSBURGH, PA, June 15, 2011 — II-VI Incorporated (NASDAQ: IIVI) today introduced fiscal year 2012 full year revenue and earnings guidance. The following guidance was prepared prior to, and is not adjusted to reflect, the effect of the Company’s upcoming two-for-one stock split scheduled for June 24, 2011 to shareholders of record as of June 3, 2011.

The Company reiterates previously-announced guidance issued on April 26, 2011 for the fourth fiscal quarter ending June 30, 2011 of revenues ranging from $129 million to $134 million and earnings per share ranging from $0.68 to $0.73, and for the fiscal year ending June 30, 2011 of revenues ranging from $500 million to $505 million and earnings per share ranging from $2.58 to $2.63.

For the fiscal year ending June 30, 2012, the Company expects revenues to range from $565 million to $580 million and earnings per share to range from $2.80 to $2.95.

Francis J. Kramer, president and chief executive officer of II-VI Incorporated stated, “Our initial guidance for fiscal year 2012 reflects growth in Infrared Optics and other industrial markets as well as a record backlog of orders slated for delivery in the year ahead. After considering current order patterns in telecommunication markets, we expect modest growth in our Near-Infrared Optics business. And, we have tempered our military business expectations for the next fiscal year due to the current lack of visibility in U.S. military orders. All in all, you can expect II-VI Incorporated to deliver another solid year of ten-to-fifteen percent growth in both revenues and earnings per share in fiscal year 2012.”

On June 15, 2011, the Company replaced its existing $60.0 million unsecured credit facility with a new $50.0 million unsecured credit facility (the “Credit Facility”). The Company has the option to request an increase in the size of the Credit Facility in an aggregate additional amount not to exceed $30.0 million. The Credit Facility has a five-year term and has interest rates ranging from LIBOR plus 0.625% to LIBOR plus 1.50% based on the ratio of total consolidated indebtedness to consolidated EBITDA. PNC Bank, National Association is the sole lender under the Credit Facility.

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

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II-VI Incorporated

June 15, 2011

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials and Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of Electro-Magnetic Interference. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT:	Craig A. Creaturo
Chief Financial Officer and Treasurer of II-VI Incorporated
724-352-4455
E-mail: ccreaturo@ii-vi.com

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